UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2020

LANDS' END, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On June 2, 2020, Lands’ End, Inc. (the “Company”) announced its preliminary financial results for its first quarter ended May 1, 2020. A copy of the Company’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01Other Events.

The Company is also filing this Current Report on Form 8-K pursuant to the Securities and Exchange Commission (the “SEC”) Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, SEC Release No. 34-88465, dated March 25, 2020 (the “Order”).

Delay in Filing 10-Q

In reliance on the Order, the Company will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended May 1, 2020 (the “Quarterly Report”), originally due on June 10, 2020. The Company anticipates filing the Quarterly Report with the SEC no later than July 24, 2020.

The Company requires additional time to finalize its Quarterly Report due to circumstances related to the coronavirus disease 2019 (COVID-19) pandemic. Areas such as impairment review of goodwill and long-lived assets, inventory reserves, lease accounting, other contingencies and accounting for the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) are complexities due to the impact of the COVID-19 pandemic that the Company anticipates reviewing further prior to the finalization of the financial statements.  Among other factors, the furlough of a majority of its corporate staff through May 26, 2020 and the “Safer at Home” order that was in effect for the State of Wisconsin from March 26, 2020 to May 14, 2020 materially impacted the Company’s employees, including employees who assist in preparing the Quarterly Report.  In addition, since mid-March, management of the Company has been focused on responding to the pandemic and implementing programs and changes at the Company, including those regarding furloughs, workforce reductions, inventory management, liquidity management and financial flexibility, reductions in capital investment, store closures and re-opening plans, and the safety and wellness of employees in operations that have remained operational on its campus (primarily its distribution and customer care centers).

Risk Factors

In addition, the Company is supplementing the risk factors previously disclosed in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020 with the following risk factors, which should be read in conjunction with the other risk factors presented in the Annual Report on Form 10-K.

Risks Related to Our Financial Performance and Condition

The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic have significantly disrupted and will continue to disrupt our business, which has and could continue to materially affect our financial condition and operating results for an extended period of time.

The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic, as well as our responses to the outbreak, have significantly disrupted and will continue to disrupt our business. In the United States and other regions, social distancing restrictions have been enacted, and in many areas, individuals are restricted from non-essential movements outside of their homes. In response to the COVID-19 pandemic and these changing conditions, we temporarily closed our 26 retail stores starting March 16, 2020.  Once these locations are allowed to and we deem it appropriate to reopen, which we anticipate will occur starting in June 2020, we will be operating under restrictions designed to preserve the safety and wellness of our employees and our retail customers, which could decrease customer traffic and adversely impact sales.

Our operations could be further disrupted if any of our corporate staff or distribution center personnel is diagnosed with COVID-19, which could require the quarantine of some or all of the employees who come into contact with the infected individual and the temporary closure of our facilities.  During the last week of May, the Company learned that several of its employees had tested positive for COVID-19.   If a significant percentage of our workforce is unable to work, due to COVID-19 illness, quarantine, limitations on travel or other government restrictions in connection with COVID-19, our operations may be negatively impacted, potentially materially adversely affecting our liquidity, financial condition or results of operations. Our vendors, manufacturers and other suppliers could be similarly adversely impacted by the COVID-19 outbreak, and our operations and sales could be adversely impacted by such supply chain interruptions.

Additionally, an outbreak or perceived outbreak of COVID-19 connected to one or more of our offices, distribution facilities or retail locations could cause negative publicity directed at our brand and cause customers to avoid our products or retail locations. We cannot predict how long the pandemic will last or whether it will reoccur, what additional restrictions may be enacted, or if individuals will be comfortable visiting our stores during or following social distancing protocols. Similarly, we cannot predict the effects the COVID-19 pandemic will have on the apparel or retail industry as a whole. We expect that as retail locations reopen, across the industry, we will face a highly promotional environment, as our competitors aggressively price their products in order to raise cash and clear excess inventory.  All of these factors could materially adversely affect our financial performance.

Our efforts to address our rent obligations for our retail locations during the COVID-19 pandemic are ongoing, and our ability to obtain rent concessions will vary by landlord. While we continue to engage in discussions with our landlords, certain of our landlords have alleged that we are in default of our leases with them. If we are unable to reach an agreement with these landlords, we may face eviction proceedings, which could be expensive to litigate and may jeopardize our ability to continue operations at the impacted location. The COVID-19 pandemic has also adversely affected our ability to open new stores, and we have paused construction of five new stores since mid-March. These changes may materially adversely affect our ability to grow our business, particularly if these construction pauses are in place for a significant amount of time.

In addition, while we have taken actions to manage our liquidity position in response to COVID-19, we may need to seek additional sources of liquidity, and we are actively seeking to refinance our Term Loan B debt, which matures on April 4, 2021. The COVID-19 pandemic is adversely affecting the availability of liquidity generally in the credit markets, and there can be no guarantee that additional liquidity will be available on favorable or acceptable terms, or at all, especially the longer the COVID-19 pandemic lasts or if it were to reoccur.

The impact global and domestic economic conditions have on consumer discretionary spending and on our business-to-business customers could materially adversely affect our financial performance.

Apparel purchases are discretionary expenditures that historically have been influenced by domestic and global economic conditions. The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic have led to a national and global economic downturn.  Consumer discretionary spending has weakened, and some experts are predicting that it will continue to weaken. Reduced discretionary spending could influence our sales both online and in retail locations, as well as customer traffic in retail locations where our products are sold, which in turn could have a material impact on our financial performance.

Global and domestic conditions, including as a result of the COVID-19 pandemic, that have an effect on consumer discretionary spending include, but may not be limited to: unemployment, general and industry-specific inflation, consumer confidence, consumer purchasing and saving habits, credit conditions, stock market performance, home values, population growth, household incomes and tax policy. Material changes to governmental policy related to domestic and international fiscal concerns, and/or changes in central bank policies with respect to monetary policy, also could affect consumer discretionary spending. Any of these additional factors affecting consumer discretionary spending may further influence our customers’ purchasing preferences, potentially having a further material impact on our financial performance.

In addition, approximately 60% of our national accounts business-to-business sales, made by Lands’ End Outfitters, are to travel-related companies.  These customers’ businesses have been adversely impacted by COVID-19, and therefore, we have experienced a dramatic decrease in uniform sales to this sector.  Should these travel-related companies continue to be adversely impacted, our sales to them would be adversely impacted. Similarly, our small and mid-size business customers’ businesses have been adversely impacted, resulting in a decrease in sales to those organization.  The timing of the recovery of our small to mid-size business customers will impact our sales to those organizations.  Finally, with the closure of schools during the pandemic, our sales of school uniforms have been reduced.  Should schools fail to reopen in the Fall of 2020, school uniform sales would continue to be adversely impacted.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Lands’ End, Inc. dated June 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.
Date:	June 2, 2020	By:	/s/ James Gooch
James Gooch Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)